Quarterly Stakeholder Letter FIRST QUARTER | FISCAL YEAR 2024

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 2 Dear Phreesia stakeholders, I am pleased to share that our team got off to a solid start in fiscal 2024. Across the organization, we made meaningful progress toward achieving our goals of continued growth and a return to profitability, while maintaining our ongoing commitment to optimal patient outcomes. We’ve spent the past 18 years championing better care for all, and we are so proud of the impact we’ve had. During our fiscal year 2023, we reached several milestones within our long-term objective of improving accessibility for our clients and their patients, including the addition of multi-language capabilities to our text-messaging services and other enhancements to our core products. Last fiscal year, we served more than one million patients whose primary language was not English. To ensure we could meet the needs of those patients, we implemented text and email communications in 19 languages, as well as voice messaging in 13 languages. Those updates enabled us to support the preferred languages of 99.8% of patients in our communications. Phreesia was recently named as one of the 2023 Achievers 50 "Most Engaged Workplaces®", which we believe is a direct reflection of the enthusiasm and commitment we see from our 1,516 Phreesians1 every day. This annual award recognizes top employers that display leadership and innovation in engaging their workplaces. It is an honor to be recognized for these efforts, and we especially thank our Human Resources team for their tireless work in supporting all of our employees. On behalf of the entire leadership team, thank you for your interest in Phreesia. We are proud of our continued progress toward delivering on our fiscal 2024 outlook and fiscal 2025 financial targets, and we look forward to providing you with further updates throughout the year ahead. MAY 31, 2023 Chaim Indig Chief Executive Officer and Co-Founder 1 Full-time employees as of April 30, 2023

Fiscal Year 2024 First Quarter Highlights[2]

REVENUE

Total revenue was up 32% year-over-year to $83.8 million in the first quarter. Year-over-year growth was led by Network Solutions at 46%, followed closely by Subscription and Related Services at 30%. Payment Processing fees revenue was up 25% year-over-year.

QUARTERLY REVENUE[1] (FY2019-FY2024[2])


Subscription and related services
Network Solutions
Payment processing fees
3.5x
Q1'19 $24M $10M $5M $9M
Q2'19 $25M $10M $5M $9M
Q3'19 $25M $11M $5M $9M
Q4'19 $26M $13M $5M $9M
Q1'20 $28M $13M $4M $12M
Q2'20 $31M $14M $5M $12M
Q3'20 $33M $15M $7M $12M
Q4'20 $33M $15M $6M $12M
Q1'21 $33M $16M $6M $12M
Q2'21 $35M $17M $6M $12M
Q3'21 $38M $17M $8M $13M
Q4'21 $42M $19M $10M $13M
Q1'22 $48M $22M $10M $17M
Q2'22 $51M $23M $12M $16M
Q3'22 $56M $24M $15M $16M
Q4'22 $58M $26M $15M $16M
Q1'23 $63M $29M $15M $19M
Q2'23 $68M $31M $17M $20M
Q3'23 $73M $33M $20M $20M
Q4'23 $77M $36M $21M $20M
Q1'24 $84M $38M $22M $24M
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024

[1] Revenue may not add up due to rounding.

[2] FY ended January 31.

Average Healthcare Services Clients

In the first quarter of fiscal 2024, we supported 3,309 Average Healthcare Services Clients ("AHSCs"),[3] an increase of 169 AHSCs over the fourth quarter of fiscal year 2023 and an increase of 783 AHSCs (or 31%) year-over-year. The sequential increase of 169 AHSCs was roughly in-line with the expectations we communicated in our March 22, 2023 earnings release. In the second quarter of fiscal year 2024, we expect AHSCs to increase by a similar range as the sequential increases we saw during the first quarter of fiscal 2024 and the fourth quarter of fiscal 2023.

[2] Fiscal quarter ended April 30, 2023 is 'unaudited'.

[3] We define AHSCs as the average number of clients that generate subscription and related services or payment processing revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client.

Phreesia

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 3

AHSCS (FY2019-FY2024[1])



1,450
1463
1,503
1,543
1,549
1,558
1,573
1,603
1,632
1,668
1,737
1,808
1,902
1,987
2,097
2,311
2,526
2,776
2,982
3,140
3,309
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024

[1] Fiscal year ended January 31.

Total Revenue and Healthcare Services Revenue Per AHSC

In the fiscal first quarter of 2024, total revenue per AHSC was $25,338, up 1% year-over-year and up 4% from the previous quarter. The increase was driven primarily by Network Solutions revenue growth that outpaced AHSC growth.

Healthcare services revenue per AHSC[4] for the quarter was $18,779, down 2% year-over-year and up 6% compared to the previous quarter. The decline from Q1 fiscal 2023 to Q1 fiscal 2024 was driven primarily by AHSC growth that outpaced Payment Processing revenue growth.

We anticipate quarter-to-quarter fluctuations in healthcare services revenue per AHSC as evidenced by decline in Q1 on a year-over-year basis and increase on a sequential basis. We expect Subscription and Related Services revenue per AHSC to remain roughly in line with the first quarter of fiscal 2024 and the fourth quarter of fiscal 2023. We measure our success across all of our key metrics and we expect the sources of our revenue growth to vary during different periods in our evolution. In this fiscal year's first quarter, we continued to see solid returns from our prior

[4] During the three months ended January 31, 2023, we re-labeled our key metric "Average revenue per healthcare services client" to "Healthcare services revenue per AHSC." We did not make any changes to the calculation of this metric in re-labeling this metric, and we have not changed any previously reported amounts. We define Healthcare services revenue as the sum of subscription and related services revenue and payment processing revenue. We define Healthcare services revenue per AHSC as healthcare services revenue in a given period divided by AHSCs during that same period.

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investments in our go-to-market strategies through the 169 sequential AHSC adds. The sequential increase in healthcare services revenue per AHSC reflects expansion activity across our base clients both in terms of new locations and add-on modules, and in terms of a generally consistent payment facilitator rate.

As a reminder, Subscription and Related Services and Network Solutions revenue growth are driven by two factors: 1) the growth of our network of healthcare services clients and 2) our ability to drive more value for our existing clients across the solutions within each of our revenue categories. By contrast, our Payment Processing revenue is almost entirely driven by the growth of our provider network. Existing clients who utilize our payment facilitator model have only nominal additional payments to process on our network after we have transitioned them to our payment-facilitator model.

TOTAL REVENUE[1] PER AHSC (FY2019-FY2024)[2]


Subscription and Related Services
Network Solutions
Payment Processing Fees
$16.5K $16.9K $16.5K $17.2K $18.3K $19.8K $20.9K $20.5K $20.5K $21.0K $22.1K $23.1K $25.4K $25.7K $26.7K $25.1K $25.1K $24.4K $24.5K $24.4K $25.3K
$6.9K $7.1K $7.3K $8.1K $8.2K $9.0K $9.3K $9.4K $9.6K $10.3K $10.1K $10.4K $11.5K $11.5K $11.6K $11.4K $11.5K $11.2K $11.1K $11.4K $11.4K
$3.2K $3.5K $3.2K $3.0K $2.6K $3.3K $4.3K $3.8K $3.7K $3.6K $4.6K $5.3K $5.1K $6.0K $7.4K $6.7K $5.9K $6.1K $6.8K $6.7K $6.6K
$6.4K $6.3K $6.0K $6.1K $7.5K $7.5K $7.3K $7.3K $7.2K $7.1K $7.4K $7.4K $8.8k $8.2K $7.7K $7.0K $7.7K $7.1K $6.6K $6.3K $7.3K
Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024

[1] Revenue may not add up due to rounding.

[2] Calculated by revenue stream for each period presented as revenue for that period divided by AHSCs during the same period.

Subscription and Related Services

Subscription and Related Services revenue for the first quarter of fiscal year 2024 grew 30% compared to the first quarter of the prior fiscal year. Subscription and Related Services revenue per AHSC was $11,450 in the fiscal first quarter, up slightly on a sequential basis.

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QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 6 Payment Processing Our Payment Processing revenue grew 25% over the prior year’s fiscal first quarter, driven by a 21% increase in patient payment volume. Payment Processing revenue generally grows in line with our network growth. In the fiscal first quarter, we saw higher than anticipated patient visits across our network. Our payment processing revenue has returned to the level of predictability we experienced prior to the COVID-19 pandemic. Additionally, our more attractive pricing programs drove an increase in our payment-facilitator volume percentage from 81% in the fourth quarter of fiscal 2023 to 82% in first quarter of fiscal 2024. Our payment processing gross margin5 was 34% in the fiscal first quarter, compared to 37% and 35% in the first quarter of fiscal 2023 and the fourth quarter of fiscal 2023, respectively. Our fiscal first quarter take rate percentage6 increased to 2.91% from 2.89% in the first quarter of fiscal 2023 but decreased from 2.97% in the prior year’s fiscal fourth quarter. We remain focused on driving profitable growth, and to the extent that our strategy to offer more attractive pricing continues to drive payment facilitator volume growth and improve our Adjusted EBITDA, we anticipate Payment Processing gross margin percentage and take rate percentage to decline modestly. Our payment-facilitator volume percentage has been relatively consistent over time, coming in at 82% in the first quarter of fiscal year 2024, up 2 percentage points on a year-over-year basis. 5 We define payment processing gross margin as the difference between payment processing fees revenue and payment processing expense, divided by payment processing fees revenue. 6 We define take rate percentage as payment processing fees / by (patient payment volume x payment facilitator volume percentage).

PATIENT PAYMENT STATISTICS (FY2019-FY2024)



Take Rate Percentage[1]
Patient Payment Volume (in millions)[2]
Payment Facilitator Volume Percentage[3]
84% 83% 82% 83% 83% 83% 82% 82% 84% 82% 80% 79% 78% 78% 79% 79% 80% 80% 81% 81% 82%
$360 $358 $358 $370 $461 $464 $463 $477 $454 $466 $524 $552 $701 $696 $682 $689 $837 $811 $815 $821 $1,016
3.06% 3.09% 3.09% 3.08% 3.02% 3.04% 3.04% 3.01% 3.08% 3.11% 3.09% 3.08% 3.04% 3.00% 2.99% 2.96% 2.89% 3.01% 2.97% 2.97% 2.91%
Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024

[1] Take rate percentage is defined as: payment processing fees revenue / (patient payment volume x payment facilitator volume percentage).

[2] Patient payment volume: We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients' businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients who utilize our payment platform, including via credit and debit cards that we process as a payment facilitator, as well as through cash and check payments, and credit and debit transactions for which Phreesia acts as a gateway to other payment processors.

[3] Payment facilitator volume percentage is defined as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing revenue.

Network Solutions

Our Network Solutions revenue includes fees from life sciences companies and payers for direct communications through the Phreesia platform that are designed to educate, engage and activate patients on topics critical to their health. Fiscal first quarter 2024 Network Solutions revenue increased 46% compared to the first quarter of fiscal year 2023. As a reminder, Network Solutions revenue from our life sciences clients is based largely on the delivery of messages at a contracted price per message to those patients from whom we receive permission. Campaigns are sold for a specified number of messages delivered to qualified patients over an expected timeframe,

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QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 8 and revenue is recognized as those messages are delivered. Our first quarter Network Solutions revenue benefited from slightly higher-than-expected patient visits. As a result, we were able to deliver more messages than anticipated during the fiscal first quarter. Life Sciences We continued to invest more resources into our PatientInsights offering in the first quarter, while also expanding our use cases and expounding on the benefits of PatientInsights for clinical audiences. One of our recent surveys demonstrated that digital intake platforms can be an effective source of information on clinical trials. The majority of survey participants indicated they would be interested in learning more about clinical trials that could be relevant to them. The majority of survey participants indicated they would be interested in learning more about clinical trials that could be relevant to them. Additionally, thought leaders from our Life Sciences team educated the industry on digital advancements at the point of care and those benefits to patients, through sessions at conferences such as The PHM HealthFront and the DTC National, a part of the Xpectives.Health Summit. Our team members’ insights on the topic also were leveraged in numerous outlets including MM+M, PM360 and other industry leading publications throughout the quarter. Payer Following our first full Medicare Advantage Annual Enrollment Period (“AEP”), we began working with clients to optimize our MemberConnect channel for the AEP in fiscal year 2024. As part of these efforts, we surveyed nearly 6,000 Medicare Advantage beneficiaries through the Phreesia platform during the January 1 to March 31, 2023, Open Enrollment Period (“OEP”) to give our clients insights into their members’ experience. Medicare Advantage beneficiaries who intended to switch plans during the OEP reported lower satisfaction across all customer service elements, including the ability to get answers to their plan questions and help understanding their benefits. Additionally, the survey identified some key differences in member experience based on member-reported race and ethnicity (see graphic below). The findings in this survey speak to the importance of capturing member- reported data for health-equity initiatives.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 9 MEMBER EXPERIENCE AND ONBOARDING PREFERENCES VARY ACROSS DEMOGRAPHICS1 Self-identified Hispanic beneficiaries surveyed were 48% more likely to want help scheduling provider appointments during onboarding compared to surveyed beneficiaries who did not self-identify as Hispanic Self-identified Black beneficiaries surveyed were nearly 3X more likely to want help scheduling at- home visits for preventive care during onboarding compared to other surveyed beneficiaries Women surveyed were 31% more likely than surveyed men to want plan communications by mail Self-identified Black beneficiaries surveyed were over 2X more likely than other surveyed beneficiaries to want to be asked about social needs (e.g., housing, transportation, meals) during onboarding Self-identified Hispanic beneficiaries surveyed were 32% less likely to feel extremely satisfied with the courtesy and respect received from their health plan compared to surveyed beneficiaries who did not self-identify as Hispanic 1 Based on survey responses from nearly 6,000 medicare Advantage beneficiaries through the Phreesia platform during the January 1 to March 31, 2023 Medicare Advantage Open Enrollment Period. Phreesia Platform Update In the first quarter of fiscal 2024, we launched a partnership with Unlimited Systems, a leading revenue cycle application provider for specialty healthcare, to offer a new integration that allows independent oncology practices and health systems to enhance the patient experience and reduce staff burden. Through this partnership, organizations that use Unlimited Systems are able to leverage Phreesia to deliver a patient-driven intake experience, while also providing convenient features like mobile check-in and automated appointment reminders. Unlimited Systems’ groups also now have access to Phreesia’s oncology-specific clinical tools for collecting patient-reported outcomes and addressing gaps in care. We continue to invest in integrations like this one to increase the breadth of our scale and reach across the industry.

INNOVATIVE SOFTWARE TO IMPROVE EFFICIENCY, CASH FLOW AND THE PATIENT EXPERIENCE

ACCESS	REGISTRATION	REVENUE CYCLE	NETWORK CONNECT
Appointment reminders	Mobile and in-office intake modalities	Point-of-service payments	Patient and member education and engagement
Integrated patient scheduling	Registration for virtual visits	Insurance verification	Referral management
Automated appointment rescheduling	Specialty-specific workflows	Payment plans	Patient and member insights
Patient text messaging	Consent management	Online payments	
	Self-service, patient-reported outcomes, and screenings	Card on file and payment assurance	

Culture

Phreesia was proudly named as one of the **2023 Achievers 50 "Most Engaged Workplaces®"**, recognizing our organization for its demonstrated leadership in leveraging innovative approaches to employee engagement and recognition.

We are also pleased to share that the healthcare marketing industry trade publication MM+M named Alexandra Beneville, Vice President, Content Strategy, to its **Women to Watch class of 2023**. This program honors the industry's "leaders of tomorrow" — women who have inspired their colleagues and "represent the best of what this industry has to offer," and Beneville was one of just 18 women to receive the distinction this year.

In addition, this past quarter we published our second **report** based on the Sustainability Accounting Standards Board ("SASB") framework and standards. The report included information about our environmental footprint, data privacy and security, diversity and employee engagement.

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QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 11 Operating Leverage Cost of Revenue Cost of revenue (excluding depreciation and amortization) increased $0.5 million to $14.9 million for the three months ended April 30, 2023, as compared to $14.4 million for the three months ended April 30, 2022. The increase resulted primarily from a $1.5 million increase in third- party costs driven by growth in revenue, partially offset by a $1.0 million decrease in employee compensation and benefits costs driven by lower average headcount. Stock compensation expense incurred related to cost of revenue was $1.0 million and $0.8 million for the three months ended April 30, 2023 and 2022, respectively. Sales & Marketing Sales and marketing expense decreased $2.6 million to $37.4 million for the three months ended April 30, 2023, as compared to $40.0 million for the three months ended April 30, 2022. The decrease was primarily attributable to a $3.5 million decrease in total compensation and benefits costs driven by lower average headcount, partially offset by $0.7 million increase in outside services costs. Stock compensation expense incurred related to sales and marketing expense was $6.4 million and $5.7 million for the three months ended April 30, 2023 and 2022, respectively. Research & Development Research and development expense increased $5.8 million to $26.5 million for the three months ended April 30, 2023, as compared to $20.6 million for the three months ended April 30, 2022. The increase resulted primarily from a $4.0 million increase in total compensation and benefits costs driven by higher compensation for existing employees and increased headcount, as well as a $1.1 million increase in outside services costs and higher software costs. Stock compensation expense incurred related to research and development expense was $3.9 million and $2.6 million for the three months ended April 30, 2023 and 2022, respectively. General & Administrative General and administrative expense decreased $1.0 million to $19.9 million for the three months ended April 30, 2023, as compared to $20.9 million for the three months ended April 30, 2022. The decrease resulted primarily from a $0.6 million decrease in travel and entertainment costs, as well as lower insurance costs. Stock compensation expense incurred related to general and administrative expense was $5.9 million and $5.1 million for the three months ended April 30, 2023 and 2022, respectively.

OPERATING EXPENSE TRENDS



Subscription & Network Solutions[1]
Cost of Revenue % Rev
27% 29% 29% 30% 33% 31% 27% 27% 25%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24



Payment processing expense[2]
% Rev
58% 59% 59% 61% 63% 64% 65% 65% 66%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24



Sales & Marketing
$ / % of Rev
$15 $22 $32 $37 $40 $38 $37 $36 $37
31% 43% 57% 64% 63% 56% 50% 47% 45%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24



Research & Development
$ / % of Rev
$8 $11 $15 $17 $21 $23 $23 $25 $26
17% 22% 27% 30% 33% 33% 31% 33% 32%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24



General & Administrative
$ / % Rev
$13 $16 $18 $22 $21 $20 $20 $20 $20
26% 32% 32% 37% 33% 30% 27% 26% 24%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24

[1] Subscription & Network Solutions Cost of Revenue as a % of Revenue equals cost of revenue (excluding depreciation and amortization), divided by the sum of Subscription and related services revenues and Network solutions revenues.

[2] Payment Processing Expense as a % of Revenue equals payment processing expense divided by payment processing fees revenues.

Phreesia
QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 12

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 13 Cash Flow Statement, Balance Sheet and Liquidity As of April 30, 2023 and January 31, 2023, we had cash and cash equivalents of $149.8 million and $176.7 million, respectively. Cash and cash equivalents consist of money market funds and cash on deposit at various financial institutions. We note that certain cash payments are made in individual quarters, causing some quarter-to-quarter fluctuations in cash flow from operations and free cash flow. We are comfortable that our current cash and cash equivalents balance, along with cash generated in the normal course of business, are sufficient to finance our plans to achieve our fiscal year 2025 targets. ($ in thousands) For the fiscal quarters ended in April 30, 2023 2022 Net cash used in operating activities $ (13,659) $ (33,633) Investing activities: Capitalized internal-use software (4,732) (5,239) Purchases of property and equipment (1,347) (1,785) Net cash used in investing activities $ (6,079) $ (7,024) Fiscal Year 2024 Outlook We are maintaining our revenue outlook for fiscal year 2024 at $353 million to $356 million, implying year-over-year growth of 26% to 27%. Our current revenue outlook for fiscal 2024 implies a lower year-over-year growth rate in the remainder of the fiscal year compared to our first quarter result. We believe the difference between the first quarter growth rate and our current full-year outlook is attributable to several factors. Most notably, we believe strong patient visit trends drove higher payment volumes and more messages delivered across our Life Sciences campaigns than we had anticipated for the fiscal first quarter. Additionally, we expect to gain more visibility into patient visit trends, in-year sales activity and related services as the year progresses. We are raising our Adjusted EBITDA outlook for fiscal year 2024 to a range of negative $60 million to negative $55 million from a range of negative $65 million to negative $60 million to reflect our strong performance in the fiscal first quarter. During fiscal year 2024, we expect to see continued operating leverage, resulting in progressively higher gross margins (excluding payments revenue and Payment Processing expenses)7, as well as progressively lower sales and marketing and general 7 We define gross margins (excluding payments revenue and payment processing expenses) as the excess of the sum of Subscription and related services revenue and Network solutions revenue over cost of revenue (excluding depreciation and amortization), divided by the sum of Subscription and related services revenue and Network solutions revenue.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 14 and administrative expenses as a percentage of total revenue. We expect that the magnitude of improvement on a quarter-to-quarter basis will vary based on the timing of certain investments and our revenue mix. Fiscal Year 2025 Target We are maintaining our $500 million revenue target to be achieved by annualizing our highest- revenue quarter in fiscal year 2025,8 and we continue to expect to reach profitability9 during fiscal year 2025. We believe our cash and cash equivalents, along with cash generated in the normal course of business, can support our path to our fiscal year 2025 targets. We believe our platform and diverse revenue streams offer us multiple paths for achieving our targets. About Phreesia Phreesia is the trusted leader in patient activation, giving providers, health plans, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled more than 120 million patient visits in 2022–more than 1 in 10 visits across the U.S.–scale that we believe allows us to make meaningful impact. Offering patient- driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives efficiency and improves healthcare outcomes. To learn more, visit phreesia.com. INVESTOR CONTACT: Balaji Gandhi investors@phreesia.com MEDIA CONTACT: Nicole Gist nicole.gist@phreesia.com Non-GAAP Financial Measures We have not reconciled our Adjusted EBITDA outlook to GAAP Net income (loss) because we do not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other (income) expense, net and (Benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). We also have not reconciled our gross 8 For our target revenue, “annualized” is defined as multiplying the highest-revenue quarter in fiscal year 2025 by four. 9 For the purposes of this statement, we define “profitability” in terms of Adjusted EBITDA.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 15 margins (excluding payments revenue and payment processing expenses)10 to GAAP gross margin due to the uncertainty and potential variability of reconciling items between gross margin (excluding payments revenue and payment processing expenses) and GAAP gross margin. Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). Forward-Looking Statements This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operational performance, including our revenue, margins, Adjusted EBITDA, cash flows and our ability to reach profitability in fiscal year 2025; our outlook for fiscal year 2024 (including with respect to Adjusted EBITDA) and fiscal year 2025 targets; our expectations regarding an increase in AHSCs during the second quarter of fiscal year 2024; our expectations regarding Subscription and Related Services revenue per AHSC in the second quarter of fiscal 2024; our expectations regarding a potential decline in Payment Processing gross margin percentage and take rate percentage; our expectation that we will gain more visibility into patient visit trends, in-year sales activity and related services as the year progresses; our belief that our platform and revenue streams offer us multiple paths for achieving our targets; our expectations that we will see variability in healthcare services revenue per AHSC on a quarter-to-quarter basis; our ability to finance our plans to achieve our 2025 targets with our current cash balance along with cash generated in the normal course of business, our business strategy and operating plans; industry trends and predictions; our anticipated growth and operating leverage, including our expectation that we will see continued operating leverage during fiscal year 2024; the factors that drive our revenue growth; and successful implementation of our solutions under development. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, 10 We define gross margins (excluding payments revenue and payment processing expenses) as the excess of the sum of Subscription and related services revenue and Network solutions revenue over cost of revenue (excluding depreciation and amortization), divided by the sum of Subscription and related services revenue and Network solutions revenue.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2024 | 16 uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to develop and release new products and services; our ability to develop and release successful enhancements, features and modifications to our existing products and services; changes in market conditions and receptivity to our products and services; our ability to maintain the security and availability of our platform; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; the impact of pandemics on our business and economic conditions; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; the recent high inflationary environment and other general market, political, economic and business conditions (including as a result of the warfare and/or political and economic instability in Ukraine or elsewhere). The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (the "SEC"), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2023 that will be filed with the SEC after this letter. The forward-looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law. This letter also includes statistical data, estimates and forecasts that are based on industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in these industry publications and other publicly available information. Conference Call Information We will hold a conference call on May 31, 2023 at 5:00 PM ET to review our 2024 fiscal first quarter financial results. To participate in our live conference call and webcast, please dial (888) 350-3437 (or (646) 960-0153 for international participants) using conference code number 4000153 or visit the “Events & Presentations” section of our Investor Relations website ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.